EXHIBIT A

                                                                  EFFECTIVE
FUNDS                                                             DATE
-----                                                             ----------
First Trust STOXX(R) European Select Dividend Index Fund          08/30/2007

First Trust FTSE EPRA/NAREIT Developed Markets Real Estate        08/30/2007
Index Fund

First Trust Dow Jones Global Select Dividend Index Fund           11/20/2007

First Trust Global Wind Energy Index ETF                          06/18/2008

First Trust Global Engineering and Construction Index ETF         10/15/2008

First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure     11/16/2009
Index Fund

First Trust Indxx Global Natural Resources Income ETF             03/08/2010

First Trust Indxx Global Agriculture ETF                          03/08/2010

First Trust BICK Index Fund                                       04/01/2010

First Trust Indxx NextG ETF (fka First Trust NASDAQ               02/15/2011
Smartphone Index Fund)

First Trust NASDAQ(R) Global Auto Index Fund                      05/06/2011

First Trust Cloud Computing Index Fund                            07/07/2011

First Trust International IPO ETF                                 10/10/2014

First Trust NASDAQ Cybersecurity ETF                              07/02/2015

First Trust IPOX Europe Equity Opportunities ETF                  10/01/2018

First Trust Dow Jones International Internet ETF                  10/31/2018